Exhibit 99.1

Presidio Property Trust Announces ENERGY STAR Certification at Shea Center II

San Diego, CA – September 30, 2022 – (NASDAQ: SQFT; SQFTP) Presidio Property Trust, Inc. (“Presidio” or the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today announced that its Shea Center II office building located in Highlands Ranch, Colorado, has earned the U.S. Environmental Protection Agency’s (EPA) ENERGY STAR® certification for superior energy performance.

Jack Heilbron, CEO of Presidio, said, “We agree that improving energy efficiency of commercial properties is critical to containing our tenants’ operating costs and protecting the environment. We are committed to doing our part”. Added Gary Katz, Chief Investment Officer, “Achieving the ENERGY STAR rating, in conjunction with Shea Center II’s recent WiredScore Silver certification, helps ensure that this property remains best-in-class in the Highlands Ranch submarket. We continue to seek ways to encourage energy efficiency, including the planned installation of electric vehicle charging stations at the property”.

Shea Center II is a 121,000 square foot, Class “A” office building located in the Highlands Ranch submarket of Denver, across the street from the Central Park retail center and within close proximity to C-470, UC Health Highlands Ranch Hospital, and Children’s Hospital South Campus.

Building features include common conference facilities, showers & lockers, and being the only multi-tenant office building in Highlands Ranch with covered parking.

Leasing is handled by Mitch Bradley of CBRE. The property is managed on-site by Presidio Property Trust.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located primarily in Texas and Florida. Our office, industrial and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. While geographical clustering of real estate enables us to reduce our operating costs through economies of scale by servicing a number of properties with less staff, it makes us susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. Presidio is also the sponsor of the Special Purpose Acquisition Company (SPAC) Murphy Canyon Acquisition Corp. (NASDAQ: MURFU), which currently holds approximately $140 million in trust. Murphy Canyon Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should,” “seek,” “planned” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.
Lowell Hartkorn, Investor Relations
LHartkorn@presidiopt.com
Telephone: (760) 471-8536 x1244